Exhibit 99.1

News Release For Immediate Release

Company Contact: Jack Collins, Chief Financial Officer Website: www.pstr.com
PostRock Reports First Quarter Results and Agreement in Principle to Settle Pending Securities Litigation
OKLAHOMA CITY — May 13, 2010 — PostRock Energy Corporation (NASDAQ: PSTR) today announced its results for the first quarter of 2010, the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2010 and that an agreement in principle has been reached to settle all of the securities litigation pending against PostRock and its predecessor entities.
Management Comment
David C. Lawler, President and Chief Executive Officer of PostRock said, “During the first quarter we executed on our development plan in the Cherokee and Appalachian Basins, lowered lease operating expense and reduced net debt while working to simplify our capital structure. Also during the period, we reached an agreement in principle to settle all of the securities litigation pending against our organization. We are awaiting preparation and execution of a formal settlement agreement, which will be subject to Court approval.”
“In the Cherokee Basin, we began completing our previously drilled wells during the quarter and anticipate having 100 of these wells on production by the end of the second quarter. Cumulative production from these newly completed wells is currently ahead of our type curve and costs are below budget. In the Marcellus Shale play of the Appalachian Basin, we recently drilled three vertical wells in Wetzel County, West Virginia and are participating in our first horizontal Marcellus Shale well in Lewis County, West Virginia. In our interstate pipeline operations, we recently completed a bi-directional interconnect with the Enogex system in Oklahoma.”
Results of Operations for the Three Months Ended March 31, 2010
Oil and gas sales increased $4.9 million, or 21.8%, to $27.1 million during the three months ended March 31, 2010 from the three months ended March 31, 2009. This increase was primarily due to an increase in average realized prices, which resulted in increased revenues of $8.9 million, partially offset by lower production volumes, which reduced revenue by $4.0 million. Natural gas equivalent volumes declined to 4.8 Bcfe for the three months ended March 31, 2010, or 12.8%, from 5.5 Bcfe for the three months ended March 31, 2009. This decline was primarily a result of a lack of development activity due to liquidity constraints and the Company’s focus on debt reduction. Our average realized prices on a thousand cubic feet equivalent basis (Mcfe) increased to $5.62 per Mcfe for the three months ended March 31, 2010, from $4.02 per Mcfe for the three months ended March 31, 2009.
Third party natural gas pipeline revenue decreased $3.6 million, or 46.4%, to $4.2 million during the three months ended March 31, 2010, from $7.8 million during the three months ended March 31, 2009. The decrease was primarily due to the loss of a significant customer on our interstate pipeline during the fourth quarter of 2009 along with a decline in third-party volumes transported on our Cherokee Basin gathering pipeline system.
Oil and gas production costs, which include lease operating expenses, severance taxes and ad valorem taxes, increased $0.1 million, or 1.1%, to $7.8 million during the three months ended March 31, 2010, from $7.7 million during the three months ended March 31, 2009. The increase was primarily due to higher ad valorem taxes of $1.2 million which was mostly offset by a $1.1 million reduction in lease operating expense. Production costs were $1.61 per Mcfe for the three months ended March 31, 2010 as compared to $1.39 per Mcfe for the three months ended March 31, 2009.
Pipeline operating expense decreased $0.4 million, or 5.9%, to $6.7 million during the three months ended March 31, 2010, from $7.1 million during the three months ended March 31, 2009. The decrease was a result of successful cost reduction efforts primarily related to our Cherokee Basin gathering pipeline system.

General and administrative expenses increased $1.0 million, or 12.8%, to $8.9 million during the three months ended March 31, 2010, from $7.9 million during the three months ended March 31, 2009. The increase is primarily due to an accrual for our estimate of lawsuit settlement costs offset by lower variable compensation. As noted above, we reached an agreement in principle to settle all of the federal securities lawsuits and are awaiting preparation and execution of a formal settlement agreement, which will be subject to Court approval. We are contributing $1 million to the proposed settlement of the lawsuits and we have accrued additional sums to pay for anticipated further costs in connection with the lawsuits. There can be no assurance that we will finalize the settlement agreement or that the final settlement amount will equal the amount of the accrual.
Depreciation, depletion and amortization expense decreased $10.8 million, or 67.1%, to $5.3 million during the three months ended March 31, 2010, from $16.1 million during the three months ended March 31, 2009. The decrease was a result of an impairment of our oil and gas properties in the first quarter of 2009 totaling $102.9 million and an impairment of our pipeline related assets during the fourth quarter of 2009 totaling $165.7 million.
Adjusted EBITDA decreased $9.5 million, or 39.2%, to $14.7 million during the three months ended March 31, 2010, from $24.2 million during the three months ended March 31, 2009. The decrease was primarily driven by reduced realized gains on our derivative financial instruments as a result of lower volumes hedged as well as reduced gas pipeline revenues.
Gain from derivative financial instruments increased $4.3 million to $43.8 million for the three months ended March 31, 2010, from $39.5 million for the three months ended March 31, 2009. We recorded a $37.0 million unrealized gain and $6.8 million realized gain on our derivative contracts for the three months ended March 31, 2010 compared to a $22.6 million unrealized gain and $16.8 million realized gain for the three months ended March 31, 2009. Unrealized gains and losses are attributable to changes in oil and natural gas prices and volumes hedged from one period end to another.
As of March 31, 2010, PostRock had derivative positions that provided price protection for approximately 12.3 Bcfe of its Cherokee Basin natural gas production at an average price of $5.82 per Mcfe for the remainder of 2010 and positions that protect prices on the majority of its proved developed producing Cherokee Basin reserves from 2011 to 2013 at increasing prices. PostRock’s natural gas and crude oil derivative positions are shown in the following table:
Natural Gas Derivative Contract Summary

	Remaining 2010		2011		2012		2013
	Price	Volume	Price	Volume	Price	Volume	Price	Volume
	($/mcf)	(MMcf)	($/mcf)	(MMcf)	($/mcf)	(MMcf)	($/mcf)	(MMcf)
Southern Star Swaps	$5.86	9,417	$6.43	5,000	$6.72	2,000	—	—
NYMEX Swaps	$6.36	2,834	$7.01	8,550	$7.22	9,000	$7.28	9,000
Southern Star Basis Swaps	($0.65)	2,834	($0.67)	8,550	($0.70)	9,000	($0.71)	9,000
Crude Oil Derivative Contract Summary

	Remaining 2010
	Price	Volume
	($/bbl)	(MBbls)
NYMEX Swap	$87.50	22,500
Liquidity Update
At March 31, 2010, PostRock’s outstanding debt balance was $327.8 million and total cash balance was $27.4 million. During the first quarter of 2010, the Company paid down $4.0 million of debt under the Quest Cherokee Credit Agreement and borrowed $1.4 million under its QRCP revolving line of credit. In April 2010, the Company paid down an additional $2.4 million of debt and borrowed another $0.7 million under its QRCP revolving line of credit. PostRock was in compliance with all of its financial covenants as of March 31, 2010.

POSTROCK ENERGY CORPORATION AND SUBSIDIARIES
CAPITALIZATION TABLE
(in thousands)

		(Predecessor)
	March 31, 2010	December 31, 2009
Cash and cash equivalents	$27,361	$20,884

Long-term debt (including current maturities):
PostRock Energy Services Corporation
Term loan	$31,091	$30,108
Promissory notes	1,292	1,250
Revolving line of credit	5,700	4,300

PostRock MidContinent Production, LLC
Quest Cherokee credit agreement	141,000	145,000
Second lien loan agreement	29,969	29,821

PostRock Midstream, LLC
Credit agreement	118,728	118,728

Notes payable to banks and finance companies	57	103

Total long-term debt	$327,837	$329,310

Equity:
Total stockholders’ deficit	$(50,750)	$(148,377)
Non-controlling interests	—	57,990

Total deficit	(50,750)	(90,387)

Total capitalization	$277,087	$238,923

About PostRock Energy Corporation
PostRock Energy Corporation is a vertically integrated independent energy company engaged in the acquisition, exploration, development, production and transportation of oil and natural gas in the Cherokee Basin, the Appalachian Basin, and Central Oklahoma. PostRock has over 2,800 wells and nearly 2,200 miles of natural gas gathering pipelines in the Cherokee Basin. The Company also owns and operates nearly 400 natural gas and oil producing wells and undeveloped acreage in the Appalachian Basin of the northeastern United States and more than 1,100 miles of interstate natural gas transmission pipelines in Oklahoma, Kansas, and Missouri. For more information, visit PostRock’s website at www.pstr.com.
Forward-Looking Statements
Opinions, forecasts, projections or statements, other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although PostRock believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, some of which may not be foreseen by PostRock. These risks and other risks are detailed in PostRock’s filings with the Securities and Exchange Commission, including risk factors listed in PostRock’s Annual Report on Form 10-K and other filings with the SEC. You can find PostRock’s filings with the SEC at www.pstr.com or www.sec.gov. By making these forward-looking statements, PostRock undertakes no obligation to update these statements for revisions or changes after the date of this release.

Reconciliation of Non-GAAP Financial Measures
PostRock defines adjusted EBITDA as net income (loss) before interest expense, net; income taxes; depreciation, depletion and amortization; gain (loss) on sale of assets; loss (recovery) from misappropriation of funds; impairments; other income (expense) and change in fair value of derivative instruments. The following table represents a reconciliation of PostRock’s net income (loss) to EBITDA and adjusted EBITDA for the period presented:

		(Predecessor)	(Predecessor)
	March 6, 2010 to	January 1, 2010	Three Months Ended
	March 31, 2010	to March 5, 2010	March 31, 2009

Net income attributable to controlling interest	$17,010	$11,778	$(51,386)
Adjusted for:
Net income loss attributable to non-controlling interest	—	9,958	(27,654)
Income tax expense	—	—	—
Interest expense	2,098	5,336	6,888
Depreciation, depletion and amortization	1,103	4,164	16,120

EBITDA	20,211	31,236	(56,032)

Other (income) expense, net	281	4	(56)
Unrealized (gain) loss from derivative financial instruments	(15,439)	(21,573)	(22,630)
Recovery of misappropriated funds, net of liabilities assumed	—	—	—
Impairment of assets	—	—	102,902

Adjusted EBITDA	$5,053	$9,667	$24,184

Although adjusted EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, or GAAP, PostRock management considers it an important measure of PostRock’s performance. Adjusted EBITDA is not a substitute for the GAAP measures of earnings or cash flow and is not necessarily a measure of PostRock’s ability to fund PostRock’s cash needs. In addition, it should be noted that companies calculate adjusted EBITDA differently, and therefore adjusted EBITDA as presented herein may not be comparable to adjusted EBITDA reported by other companies. Adjusted EBITDA has material limitations as a performance measure because it excludes, among other things, (a) interest expense, which is a necessary element of PostRock’s business to the extent that PostRock incurs debt, (b) depreciation, depletion, amortization and accretion, which are necessary elements of PostRock’s business because PostRock uses capital assets, (c) impairments of oil and gas properties, which may at times be a material element of PostRock’s business, and (d) income taxes, which may become a material element of PostRock’s operations in the future. Because of its limitations, adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of PostRock’s business.

POSTROCK ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

		(Predecessor)
	March 6, 2010 to	January 1, 2010	Three Months Ended
	March 31, 2010	to March 5, 2010	March 31, 2009
Revenue:
Oil and gas sales	$8,471	$18,659	$22,275
Gas pipeline revenue	1,357	2,825	7,803

Total revenues	9,828	21,484	30,078
Costs and expenses:
Oil and gas production	2,505	5,266	7,686
Pipeline operating	2,250	4,489	7,160
General and administrative	3,154	5,735	7,882
Depreciation, depletion and amortization	1,103	4,164	16,120
Impairment of oil and gas properties	—	—	102,902

Total costs and expenses	9,012	19,654	141,750

Operating income (loss)	816	1,830	(111,672)
Other income (expense):
Gain (loss) from derivative financial instruments	18,573	25,246	39,464
Other income (expense), net	(281)	(4)	56
Interest expense, net	(2,098)	(5,336)	(6,888)

Total other income (expense)	16,194	19,906	32,632

Income (loss) before income taxes and non-controlling interests	17,010	21,736	(79,040)
Income tax expense	—	—	—

Net income (loss)	17,010	21,736	(79,040)
Net (income) loss attributable to non-controlling interest	—	(9,958)	27,654

Net income (loss) attributable to controlling interest	$17,010	$11,778	$(51,386)

Net income (loss) per common share:
Basic	$2.12	$0.37	$(1.62)
Diluted	$2.04	$0.36	$(1.62)
Weighted average shares outstanding:
Basic	8,038	32,137	31,741

Diluted	8,348	32,614	31,741

POSTROCK ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

		(Predecessor)
	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,361	$20,884
Restricted cash	564	718
Accounts receivable — trade, net	13,368	13,707
Other receivables	1,350	2,269
Other current assets	7,288	8,141
Inventory	8,009	9,702
Current derivative financial instrument assets	28,832	10,624

Total current assets	86,772	66,045
Oil and gas properties under full cost method of accounting, net	41,878	40,478
Pipeline assets, net	137,675	136,017
Other property and equipment, net	19,113	19,433
Other assets, net	2,986	2,727
Long-term derivative financial instrument assets	39,380	18,955

Total assets	$327,804	$283,655

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$15,746	$10,852
Revenue payable	5,585	5,895
Accrued expenses	11,062	11,417
Current portion of notes payable	310,072	310,015
Current derivative financial instrument liabilities	2,085	1,447

Total current liabilities	344,550	339,626

Long-term derivative financial instrument liabilities	9,552	8,569
Other liabilities	6,687	6,552
Notes payable	17,765	19,295

Commitments and contingencies
Equity:
Preferred stock of Predecessor, $0.001 par value; authorized shares — 50,000,000; none issued and outstanding		—
Common stock of Predecessor, $0.001 par value; authorized shares — 200,000,000; issued —32,160,121; outstanding —31,981,317		33
Preferred stock, $0.01 par value; authorized shares — 5,000,000; none issued and outstanding	—
Common stock, $0.01 par value; authorized shares — 40,000,000; issued and outstanding —8,038,974	80
Additional paid-in capital	367,795	299,010
Treasury stock, at cost		(7)
Accumulated deficit	(418,625)	(447,413)

Total stockholders’ deficit before non-controlling interests	(50,750)	(148,377)
Non-controlling interests		57,990

Total equity	(50,750)	(90,387)

Total liabilities and equity	$327,804	$283,655

POSTROCK ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

		(Predecessor)
			Three Months
	March 6, 2010 to	January 1, 2010 to	Ended March 31,
	March 31, 2010	March 5, 2010	2009
Cash flows from operating activities:
Net income (loss)	$17,010	$21,736	$(79,040)
Adjustments to reconcile net income (loss) to cash provided by operations:
Depreciation, depletion and amortization	1,103	4,164	16,120
Stock-based compensation	83	808	487
Impairment of oil and gas properties	—	—	102,902
Amortization of deferred loan costs	396	2,094	576
Change in fair value of derivative financial instruments	(15,439)	(21,573)	(22,630)
Loss (gain) on disposal of property and equipment	172	—	—
Other non-cash changes to items affecting net income	111	—	—
Change in assets and liabilities:
Accounts receivable	576	(237)	955
Other receivables	(95)	1,014	2,700
Other current assets	(2,072)	466	248
Other assets	(477)	2	579
Accounts payable	2,814	(83)	(10,094)
Revenue payable	(153)	(157)	(395)
Accrued expenses	249	983	861
Other long-term liabilities	(4)	—	(1)
Other	—	—	(6)

Cash flows from operating activities	4,274	9,217	13,262

Cash flows from investing activities:
Restricted cash	155	(1)	24
Proceeds from sale of oil and gas properties	—	—	8,730
Equipment, development, leasehold and pipeline	(2,241)	(2,282)	(4,003)

Cash flows from investing activities	(2,086)	(2,283)	4,751

Cash flows from financing activities:
Proceeds from bank borrowings	—	—	150
Repayments of bank borrowings	(4,004)	(41)	(4,932)
Proceeds from revolver	500	900	—
Repayments of revolver note	—	—	—
Refinancing costs	—	—	(37)

Cash flows from financing activities	(3,504)	859	(4,819)

Net increase (decrease) in cash	(1,316)	7,793	13,194
Cash and cash equivalents beginning of period	28,677	20,884	13,785

Cash and cash equivalents end of period	$27,361	$28,677	$26,979